UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 6, 2011

Laredo Oil, Inc.
(Exact Name of Registrant as Specified in Charter) Delaware
(State or Other Jurisdiction of Incorporation)

333-153168	26-2435874
(Commission File Number)	(IRS Employer Identification No.)

111 Congress Avenue; Suite 400 Austin, Texas	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(512) 279-7870

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 6, 2011, the Company entered into a Loan Agreement with Alleghany (the “Loan Agreement”) for $100,000 (the “Loan”).  The note shall accrue on the outstanding principal sum at the rate of 6% per annum, the interest of which will be payable in either cash or in kind semi-annually with the first payment at May 22, 2011.  If the Proposed Transaction (defined below) is not consummated prior to May 31, 2011, then principal and interest shall be due and payable on  the earlier of either the date on which the Company raises capital of at least $500,000 or December 31, 2011.  If the Proposed Transaction is consummated prior to May 31, 2011, then principal and interest shall be due on December 31, 2013.  The notes and interest will accelerate in all cases should the Company default on the notes as defined in the  Loan Agreement.  The priority of the repayment of the Loan, and all interest thereon, shall be subject and subordinate only to the $250,000 loan made by Alleghany Capital Corporation to Laredo Oil, Inc. on November 22, 2010 and shall have priority over all other indebtedness of Laredo Oil, Inc.

Alleghany, Laredo and Mark See are in discussions and negotiations with respect to a possible transaction involving Alleghany, Laredo and Mark See (“Proposed Transaction”).  The Proposed Transaction would involve the establishment of a contractual relationship  pursuant to which  Alleghany would seek to acquire and exploit opportunities to apply the UGD process.  Alleghany would provide the capital required for such opportunities and receive a preferred return on such capital  after which the Company would be entitled to receive a minority share of the net profits generated by the opportunities in exchange for providing know-how, expertise and other services. Other than customary matters relating to exclusivity of negotiations, confidentiality, and payment of certain expenses, there is no obligation on the part of Alleghany or the Company with respect to any aspect of any transaction and the Company cannot predict if a transaction will be finalized or if so, when that may occur.  The Proposed Transaction would not involve any investment by Alleghany in Laredo.

The Company does not intend to provide any further update with regard to the discussions with Alleghany unless and until negotiations are terminated and the transaction abandoned, or definitive transaction agreements are executed by the parties.

This foregoing description of the terms of the Loan Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Loan Agreement attached hereto as Exhibit 10.1, incorporated by reference herein.  The form of the Senior Promissory Note is attached hereto as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Loan Agreement dated April 6, 2011 between Laredo Oil, Inc. and Alleghany Capital Corporation
10.2	Form of Senior Promissory Note accompanying Loan Agreement dated April 6, 2011 between Laredo Oil, Inc. and Alleghany Capital Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO OIL, INC.

Date: April 8, 2011	By:	/s/ Bradley E. Sparks
Bradley E. Sparks
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan Agreement dated April 6, 2011 between Laredo Oil, Inc. and Alleghany Capital Corporation
10.2	Form of Senior Promissory Note accompanying Loan Agreement dated April 6, 2011 between Laredo Oil, Inc. and Alleghany Capital Corporation